Exhibit 10.13

Number: GP- 33 Page 1 of 9 Issue/Revision Date: February 16, 2012 Supersedes Policy: GP-33 dated 03/09/2011 & Previously Issued Letters and Memos
WESTMORELAND COAL COMPANY
Approved Issuing Officer:

Title: Annual Incentive Policy (AIP)/Long Term/	/s/ Keith E. Alessi
Incentive Policy (LTIP) Policy	Name: Keith E. Alessi
Title: Chief Executive Officer (CEO)

POLICY STATEMENT

It is the policy of Westmoreland Coal Company and its subsidiaries, hereinafter collectively "the Company," to compensate designated employees with annual financial incentives for the accomplishment of key strategic goals and objectives, both short term and long term, intended to promote financial performance, productivity and safety. For short term incentives, Westmoreland Coal Company provides to designated employees an Annual Incentive Policy (AlP), payable based on the achievement of performance measures. Additionally, Westmoreland Coal Company provides Long Term Incentive Policy (LTIP) to designated employees based on the employee's base salary, his/her position within the Company, and the achievement of performance measures. Both the AlP and LTIP are administered through this Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy (the "Policy").

ELIGIBILITY

You are an "Eligible Employee" if you meet all the following conditions:

•	You are an employee designated by the Company to be eligible as per the addendum;

•	You are an active full-time employee of the Company, scheduled to work at least 40 hours per week, in good standing; and

•	You are employed by the Company on October 1 during the Policy year. Policy year is defined as January 1 through December 31.

ANNUAL INCENTIVE POLICY PROCEDURES (AlP)
DETERMINATION AND PAYMENT OF AlP PAYMENTS

The Company measures the accomplishments of our employees based on financial, safety, and individual components. The "Targeted Amount" of the incentive is based on a percentage of the employee's base salary relative to the employee's position within the Company.

Financial Goals - are based on the Company attaining or exceeding its performance commitment(s) specified by identified metrics. Financial Goals have a threshold, target, and maximum.

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 2 of 9

Safety Goals - are based on the actual Mine Safety & Health Administration (MSHA) Reportable Incident Rate (RIR) for the coal industry (strip mines, preparation plants and independent shops/yards). Safety Goals have a threshold, target, and maximum.

Individual Qualitative Goals - are based on achievement of two to three individual objectives and may be pro-rated dependent upon the accomplishment thereof.

The components of the Company's AlP - Financial Goals, Safety Goals, and Individual Qualitative Goals - have different weight and emphasis depending on whether the employee is in Operations or at Corporate. Employees have the opportunity to earn more than 100% of their individual qualitative goals, based on exemplary achievement of these performance objectives as evaluated by their manager and approved by the Chief Executive Officer (CEO) and the Vice President, Human Resources and Administration.

Operations Management

For those eligible employees in Operations, the following allocation guidelines will apply relative to distributions earned pursuant to the AlP based on the employee's position in the Company:

•	Mine Manager

▪	Operation Specific Financial Goals - 40%

▪	Individual Qualitative Goals- 30%

▪	Operation Specific Safety Goals - 30%

•	Grades 9 & 10

▪	Operation Specific Financial Goals - 10%

▪	Individual Qualitative Goals- 60%

▪	Operation Specific Safety Goals - 30%

Financial Goals:    The Financial Goal is based on the Operation's (mine's or division's) specific performance metrics.

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Financial Threshold: Financial Threshold is defined as meeting 80% of the performance commitment(s) specified by the identified metrics. Fifty percent (50%) of the Financial Goal will be eligible for payment pursuant to the Policy upon achieving the specified Financial Threshold. Under no circumstances will a payout of the Financial Goal incentive be made if performance fails to meet the Financial Threshold.

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Financial Target: Financial Target is defined as meeting the performance commitment(s) specified by the identified metrics. One hundred percent (100%) of the Financial Goal will be eligible for payment pursuant to the Policy upon achieving the specified Financial Target. Performance results that fall between Financial Threshold and Financial Target will result in a prorated calculation and payout between 50% and 100%.

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 3 of 9

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Financial Maximum: Financial Maximum is defined as exceeding Financial Target by 20%. Two hundred percent (200%) of the Financial Goal will be eligible for payment pursuant to the Policy upon achieving Financial Maximum.    Performance results that fall between Financial Target and Financial Maximum will result in a prorated calculation and payout between 100% and 200%. Two hundred percent (200%) is the maximum payout of the Financial Goal even if performance exceeds Financial Maximum.

Safety Goals: Thirty percent (30%) of annual Targeted Amount will be based upon achieving the following Safety Goals for each mine.

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Safety Threshold: Safety Threshold is defined as meeting the annual National MSHA average for RIR for the coal industry (strip mines, preparation plants, and independent shops/yards). Fifty percent (50%) of the Safety Goal will be eligible for payment pursuant to the Policy upon achieving Safety Threshold. Under no circumstances will a payout of the Safety Goal incentive be made if performance fails to meet Safety Threshold.

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Safety Target:    Safety Target is defined as safety performance that is 25% better than Safety Threshold.    One hundred percent (100%) of the Safety Goal will be eligible for payment pursuant to the Policy upon achieving Safety Target.    Results falling between Safety Threshold and Safety Target will result in a prorated calculation and payout between 50% and 100%.

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Safety Maximum: Safety Maximum is defined as safety performance that is 50% better than Safety Threshold.    Two hundred percent (200%) of the Safety Goal will be eligible for payment pursuant to the Policy upon achieving Safety Maximum. Results falling between Safety Target and Safety Maximum will result in a prorated calculation and payout between 100% and 200%. Two hundred percent (200%) is the maximum payout of the Safety Goal, even if performance exceeds Safety Maximum.

Individual Qualitative Goals:    The Individual Qualitative Goal incentive payment is based on achievement of certain individual goals that are tied to corporate initiatives.

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The percentage payout will be evaluated on achievement of certain individual goals established between the employee and his/her manager and will be based on the employee's overall performance evaluation. For the Individual Qualitative Goal, employees and their manager will select two to three goals for the purpose of the AlP. These goals should be defined in writing by the first of the year, but in no case later than March 31 of each Policy Year (or in the event that an employee is hired after the first of the year, on or within 30 days of the employee's date of hire). All goals are to be "SMART" goals in that they are Specific, Measurable, Aligned, Realistic, and Time-bound. The individual goals will require approval by the Company's CEO and the Vice President, Human Resources and Administration. The individual goals cannot be related to safety or financial performance. Further, there will be no payout for individual goals if a person is deemed responsible for a material deficiency relative to the Sarbanes-Oxley Act. Westmoreland Coal Company reserves the right to recuperate any previous payouts made if gross omission or error is discovered after the fact.

Corporate Management

If an employee is considered to be an eligible corporate employee, the following guidelines will apply relative to his/her AlP based on the employee's position in the Company:

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 4 of 9

•	Executive (CEO, CFO, EVP, COO/President)

•	Corporate Financial Goals - 60%

•	Individual Qualitative Goals- 40%

•	SVP of Coal Operations

•	Corporate Financial Goals - 40%

•	Individual Qualitative Goals- 30%

•	Aggregate Mine Operation Specific Safety Goals - 30%

•	Vice Presidents

•	Corporate Financial Goals - 25%

•	Business Unit Financial Goals - 25%

•	Individual Qualitative Goals - 50%

•	Vice President of Engineering

•	Business Unit Financial Goals- 40%

•	Individual Qualitative Goals - 30%

•	Aggregate Mine Specific Operation Safety Goals- 30%

•	Directors and Managers

•	Corporate Financial Goals - 10%

•	Business Unit Financial Goals - 10%

•	Individual Qualitative Goals - 80%

If an employee is re-assigned from a position in operations management to a position in corporate management, his/her goals will be pro-rated accordingly and would include the safety goal for the period of time he/she was in the operations management position. The reverse situation (a corporate management position to an operations management position) would also be pro-rated.

Financial Goals: The Corporate Financial Goals are based on the corporate performance commitment(s) specified by the identified metrics.

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Financial Threshold: Financial Threshold is defined as meeting 80% of the performance commitment(s) specified by the identified metrics. Fifty percent (50%) of the Financial Goal will be eligible for payment pursuant to the Policy upon achieving the specified Financial

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 5 of 9
Threshold. Under no circumstances will a payout of the Financial Goal incentive be made if performance fails to meet the Financial Threshold.

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Financial Target: Financial Target is defined as meeting the performance commitment(s) specified by the identified metrics. One hundred percent (100%) of the Financial Goal will be eligible for payment pursuant to the Policy upon achieving the specified Financial Target. Performance results that fall between Financial Threshold and Financial Target will result in a prorated calculation and payout between 50% and 100%.

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Financial Maximum: Financial Maximum is defined as exceeding Financial Target by 20%. Two hundred percent (200%) of the Financial Goal will be eligible for payment pursuant to the Policy upon achieving Financial Maximum. Performance results that fall between Financial Target and Financial Maximum will result in a prorated calculation and payout between 100% and 200%. Two hundred percent (200%) is the maximum payout of the Financial Goal even if performance exceeds Financial Maximum.

Business Unit Financials: The percentage of payout will be based on the average achievement of the financial performance metrics of all operating mine sites aggregated, exclusive of power plant operations. The financial metrics will use the same Financial Target, Threshold, and Maximum guidelines above.

Individual Qualitative Goals: The Individual Qualitative Goal is based on achievement of certain individual goals.

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The percentage payout will be evaluated on achievement of certain individual goals established between the employee and his/her manager (or the Board of Directors for the CEO) and will be based on the employee's overall performance evaluation. For the Individual Qualitative Goal, employees and their manager (or the CEO and the Board of Directors) will select two to three goals for the purpose of the AlP. These goals should be defined in writing by the first of the year, but in no case later than March 31 of each Policy Year (or in the event that an employee is hired after the first of the year, on or within 30 days of the employee's date of hire). All goals are to be "SMART" goals in that they are Specific, Measurable, Aligned, Realistic, and Time-bound. The individual goals will require approval by the Company's CEO and the Vice President, Human Resources and Administration. The individual goals cannot be related to safety or financial performance. Further, there will be no payout for individual goals if a person is deemed responsible for a material deficiency relative to the Sarbanes-Oxley Act. Westmoreland Coal Company reserves the right to recuperate any previous payouts made if gross omission or error is discovered after the fact.

AlP PROVISIONS

The following are important Policy terms and conditions.

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Any incentive award may be adjusted either upward or downward at the sole discretion of the Company's CEO, based upon individual performance and/or other factors regardless of whether it is earned in accordance with this and/or any other document.

•	At the discretion of the Board of Directors, the AlP awards may be payable in cash or the Company's common stock.

•	Awards are capped at two times target for each Financial and Safety Goals.

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 6 of 9

•	All incentive awards granted will be calculated based upon the participant's base salary on December 31, excluding disability pay continuation greater than two months.

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A participant must be employed by the Company on the date the incentive payments are distributed in order to receive any payment under the Policy, except as approved by the Compensation and Benefits (C&B) Committee.

•	The C&B Committee shall approve the performance commitment(s) specified by the identified metrics each year.

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Incentive awards will be distributed following completion of the Company's consolidated annual audit and approval of the payout by the Company's C&B Committee or approval of the payout by the Board of Directors for the CEO, typically at the end of the first quarter of the subsequent year.

•	Taxes, deferrals (401(k)) and distributions that are required to be withheld by federal, state or local or other governmental authority shall be deducted from all cash payments.

•	Any incentive award for a newly hired or promoted to a higher pay grade participant will be based upon the base salary earned from his/her date of hire or promotion to December 31.

•	No member of the Board of Directors or the C&B Committee shall be liable for any action taken or determination made in good faith with respect to the AlP.

•	Receipt of any portion of the incentive award is subject to all terms and conditions described in this Policy.

•	Participation in this Policy is neither a contract nor a guarantee of continuing employment.

•	This Policy may be modified, suspended or terminated at any time by the Company and no participant has any entitlement until the annual payout is made.

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The Company's CEO has final say on the interpretation of this Policy and procedures, except where the CEO is directly impacted in which case the C&B Committee has final say on the interpretation of this Policy.

LONG TERM INCENTIVE POLICY (LTIP) PROCEDURES
DETERMINATION AND GRANTING OF LTIP PERFORMANCE AWARDS

For eligible employees, the "Targeted Amount" of the employee LTIP award is based on a percentage of the employee's base salary and the employee's position within the Company. Awards of the Company's common stock granted pursuant to the Policy can be both time-based and performance-based. Additionally, the Company may elect to make awards in cash or restricted stock units (RSUs).

•	Performance against Company goals will determine the number of shares earned.

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 7 of 9

•	The stock price at the end of the performance period will determine the value of the shares earned.

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Performance-based shares are defined as shares that may be earned to the degree that specific strategic and financial performance measures are met and will be eligible for distribution if performance is at or above threshold when measured at the end of a three- year period.

•	Time-based shares are defined as shares that are earned over a set period of time.

Vesting and Earning of Shares

•	Time-based shares will vest in equal annual installments over a three-year period based on completion of the service requirement.

•	Performance-based shares will be earned to the degree that performance exceeds a determined threshold. These performance-based shares will vest at the end of the three- year period.

Threshold is defined as meeting 80% of the performance metrics and will payout    at 50%;

Target is defined as meeting 100% of the performance metrics and will payout at 100%; and

Maximum is defined at meeting or exceeding 120% of the performance metrics and will payout at 150%.

•	Performance metric(s) will be set at the beginning of the three year-periods and will remain fixed for the three-year measurement period.

LTIP PROVISIONS

•	All share grants/cash will be calculated based upon the participant's base salary at the time of grant.

•	A participant must be employed by the Company on the date the shares/cash are awarded both time-based and performance-based.

•	Time-based shares/cash will vest in equal annual installments (1/3 each year) over a three- year period based on completion of the service requirement.

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LTIP will be distributed/granted following completion of the Company's consolidated annual audit and approval of the payout by the Company's C&B Committee and approval of the payout by the Board of Directors for the CEO, on or about April1.

•	Earned shares may be delivered net of taxes.

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Since LTIP grants occur once a year, any employee hired or promoted after the granting of LTIPs for a specific year would not participate in the program for that year, but would be eligible in subsequent years.

•	No member of the Board of Directors or the C&B Committee shall be liable for any action taken or determination made in good faith with respect to the LTIP.

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 8 of 9

•	Receipt of any portion of the LTIP granted in the form of equity is subject to all terms and conditions described in the 2007 Equity Incentive Policy for Employees and Non-Employee Directors.

•	All LTIP will be granted subject to a separate award agreement that will contain specific terms and provisions.

•	In the event of death, total disability or normal retirement as defined in the award agreement, shares/cash will be earned as follows:

▪	Time-based shares will be earned on a pro-rata basis based on the date of the event and will be paid out as soon as practical to the employee or his/her estate.

▪
Performance-based shares will be earned on a pro-rata basis based on the date of the event and will be paid out at the end of the three-year period, with the value determined based on the final performance determination.

•	Participation in this Policy is neither a contract nor a guarantee of continuing employment.

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The Company's CEO has final say on the interpretation of this Policy and procedures, except where the CEO is directly impacted in which case the C&B Committee has final say on the interpretation of this Policy.

Title: Annual Incentive Policy (AIP)/Long Term Incentive Policy (LTIP) Policy	No. GP-33	Date Issued: February 16, 2012	Supersedes Policy GP-33 dated 03/09/2011	Page 9 of 9

ADDENDUM

WESTMORELAND COAL COMPANY INCENTIVE POLICYS
FOR NON-UNION EMPLOYEES

Grade	Tier Level	Position or Classification	AlP% of Salary	LTIP% of Salary	LTIP Performance- Based	LTIP Time- Based
	I	CEO	100%	150%	50%	50%
	1	COO/President	100%	100%	50%	50%
12	I	Executive VP	40%	80%	50%	50%
12	I	Chief Financial Officer SVP, Coal Operations	35%	70%	50%	50%
12	I	General Counsel Vice Presidents of a Functional Area	30%	60%	50%	50%
11	II	Mine Managers	30%	40%	50%	50%
11	Ill	Directors of a Functional Area Assistant General Counsel	20%	20%	50%	50%
9, 10	IV	Managers I & II Engineer Ill Ops Controller I & II Superintendent II	15%	NA	NA	NA